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                                                           Exhibit 10.10

[CAMDEN'S LOGO]

                               MERCHANT AGREEMENT

This Merchant Agreement (this "AGREEMENT") is effective as of
September 28, 1999 (the "EFFECTIVE DATE") by and between Camdens Gifts, Inc. ("CAMDENS"), a Californian corporation, and [Liquor.com] ("MERCHANT"), an Illinois corporation.

                                     BACKGROUND

A. Camdens operates an electronic commerce business for the marketing and sale of a wide variety of gifts via its Web site, currently located at the URL http://www.camdens.com (together with any successor or affiliate Web sites, the "CAMDENS WEB SITE"); and

B. Merchant is in the business of marketing and selling the products described in the PRODUCT, PRICING AND SHIPPING SCHEDULE attached hereto (the "PRODUCTS"); and

C. Camdens wishes to contract with Merchant to display and market the Products on the Camdens Web Site and to establish arrangements for the fulfillment of orders for the Products placed by Camdens Web Site customers (the "CUSTOMERS") for delivery to ultimate gift recipients designated by such Customers (the "RECIPIENTS").

                               TERMS AND CONDITIONS

In consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

1.  APPOINTMENT.

    1.1 AUTHORIZED RESELLER. For the term of this Agreement Merchant appoints Camdens as an authorized reseller of the Products. The PRODUCT, PRICING AND SHIPPING SCHEDULE attached, which lists or describes the Products, may be updated from time to time during the Term to reflect new products that are to be added to these arrangements and to take account of changes to the pricing, packaging, shipping and other arrangements that the parties may mutually agree upon from time to time; provided that both parties must sign the updated PRODUCT, PRICING AND SHIPPING SCHEDULE for it to become effective. Merchant will provide Camdens with all necessary Product information, including Merchant sku number, product description, product features and size of each Product and the name and contact details about the Product manufacturer(s), if different from Merchant, all in formats reasonably specified by Camdens. Camdens shall have the final right and discretion to determine which Products to promote and sell on the Camdens Web Site at any given point of time.

    1.2  EXCLUSIVITY.  During the Initial Exclusivity Period (as defined in
Section 1.3.1 below), Merchant agrees not to enter into any partnerships, ventures, alliances or any other

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agreement or arrangement for the sale of any of the Products (collectively, an "ARRANGEMENT") with any of the entities listed on the CAMDENS COMPETITORS SCHEDULE attached hereto. During the Initial Exclusivity Period, Camdens agrees not to buy any alcoholic beverages from any third party for sale on the Camdens Web Site.

    1.3  MINIMUM GUARANTEED SALES.

         1.3.1 INITIAL EXCLUSIVITY PERIOD. Camdens guarantees that between the Effective Date and December 31, 1999 (the "INITIAL EXCLUSIVITY PERIOD"), and subject to the timely supply by Merchant of Products in accordance with this Agreement, Camdens shall sell Products having an aggregate Price (as defined in Section 8.1 below) of at least $300,000 (Three Hundred Thousand Dollars). In the event that Camdens is unable to comply with the foregoing sentence, Camdens shall purchase for its own account (with a right to resell to Customers without further payment obligations to Merchant) Products having a Price that equals the difference between $300,000 and the total Price paid or payable by Camdens for the sale of Products during the Initial Exclusivity Period. Camdens shall have the right to specify the type and number of each Product that is offered for sale through the Camdens Web Site when purchasing the Products as described in the foregoing sentence.

         1.3.2 EXTENSION. Camdens may, at its sole discretion and upon written notice to Merchant: (i) extend the Initial Exclusivity Period through December 31, 2000 by committing to sell Products having an aggregate price of at least $500,000 (Five Hundred Thousand Dollars) during the calendar year 2000 (all other provisions of Section 1.3.1 remaining the same), or (ii) elect to make the relationship between the parties non-exclusive, in which case Section 1.2 shall have no further effect. In the event this Agreement is terminated for any reason during the Initial Exclusivity Period, the foregoing commitments shall be pro-rated up to the effective date of termination of this Agreement (for example, if this Agreement is terminated as of July 1, 2000, Camdens' purchase commitment for the calendar year 2000 shall be reduced to $250,000).

2. DISPLAY. Promptly upon execution of this Agreement, and from time to time thereafter, Merchant shall deliver to Camdens all Product images, data, files, photographs, descriptions and other information and materials reasonably required by Camdens to display and market the Products on the Camdens Web Site (collectively, the "PRODUCT MATERIALS"). Merchant shall meet, in a timely manner, all reasonable requests of Camdens for further information, assistance and materials related to the Products. The Product Materials shall be delivered to Camdens in formats to be mutually agreed from time to time. Promptly upon Camdens' request or upon any modifications, updates, additions or other changes to the Products and/or Product Materials being made by Merchant, Merchant shall deliver to Camdens corresponding additional Product Materials. Upon receipt of the Product Materials, Camdens shall have the right to select, copy and modify (for the purpose of conforming the Product Materials to the general look and feel of the Camdens Web Site or for other aesthetic reasons related to the Camdens Web Site) some or all of such Product Materials, and display, transmit and publicly perform such selected Product Materials on the Camdens Web Site. Merchant recognizes that making the Product Materials available via the Camdens Web Site will allow visitors to the Camdens Web Site to download copies of certain aspects of such Product Materials.

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3.  CAMDENS WEB SITE. Camdens shall be primarily responsible for operating the Camdens Web Site, and supervising and arranging promotional activities for the Camdens Web Site, including advertising.

4. CONTACTS. Camdens and Merchant will each assign a primary and secondary main contact person to coordinate the activities under this Agreement and to select Products for sale on the Camdens Web Site based on factors such as Merchant's sales history and the nature of Camdens' customer base.

5. CUSTOMER SERVICE. Camdens shall be primarily responsible for providing services to, and responding to inquiries of, each Customer and Recipient with respect to the Products. Notwithstanding the foregoing, Merchant shall (i) provide all technical and other documentation and other information required by Camdens for providing services to, and responding to inquiries of, the Customers and Recipients, and (ii) respond to any other request for assistance or information within three (3) business hours of receipt of such request from Camdens.

6.  FORECASTS, INVENTORY AND ORDERING.

    6.1 FORECASTS. Camdens shall provide Merchant with quarterly forecasts of its estimated sales volumes for the Products.

    6.2 INVENTORY. Merchant shall maintain any minimum inventory levels specified on the PRODUCTS, PRICING AND SHIPPING SCHEDULE. In addition, during each quarter, Merchant shall maintain inventory levels of each Product at least equal to the estimated sales levels for such Product as specified in Camdens' forecast under Section 6.1 above for such quarter. Each inventory statement shall state the volumes of each Product available for sale via the Camdens Web Site. Merchant shall manufacture and/or purchase Products in sufficient quantity to fulfill its obligations under this Agreement.

    6.3 PURCHASE ORDERS. Camdens shall notify Merchant of all Customer orders generated through the Camdens Web Site and accepted by Camdens (each a "PURCHASE ORDER") via email at the email address specified on the signature page of this Agreement, or such other expedient means chosen by Camdens. Each Purchase Order shall include the name and address of each Recipient as well as a description of the Product(s) purchased, the quantity of each Product ordered, and the mode of shipping requested (express or standard). Orders sent by email are deemed received by Merchant within two hours after they are sent from Camdens' server. Camdens will send Purchase Orders to Merchant for processing at least once each business day (except on those days on which Camdens does not receive any Purchase Order).

    6.4 PURCHASE ORDERS AND DELIVERY INFORMATION. Camdens shall be responsible for making available accurate information about Purchase Orders and the name and address of the Recipient on each Purchase Order. Such information will be made available via any expedient means chosen by Camdens, which may, in the future, also include a password protected area of the Camdens Web Site. Camdens shall be responsible for any shipping and handling charges incurred if shipments of Products to Recipients are returned because of incorrect shipping or Product information made available by Camdens. Merchant shall reimburse Camdens for any additional shipping and handling incurred in the event that Merchant: (i) ships Products later

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than the date specified in Section 7.1, (ii) ships Products to an address other than a correct address specified in the Purchase Order, or (iii) ships the wrong Product to a Recipient.

7.  TERMS FOR SHIPMENTS TO RECIPIENTS.

    7.1 SHIPPING. Merchant shall deliver Products in accordance with the shipping arrangements set forth on the PRODUCT, PRICING AND SHIPPING SCHEDULE. Merchant shall, by itself or through authorized distributors (the "DISTRIBUTORS"), ship all orders by the end of the next business day following receipt of the Purchase Order or the same business day of receipt of the purchase order if received by 12:00 p.m. CST. Through October 31, 1999, Merchant will be able to provide to Camdens shipping confirmations and tracking data for batches sent by Merchant to Distributors for delivery to Recipients when requested by Camdens. From November 1, 1999, Merchant will be able to provide to Camdens (i) shipping confirmations and tracking data for all shipments made via UPS, and (ii) confirmation of all hand deliveries upon delivery to Recipients, when requested by Camdens. The parties will establish a mutually acceptable method and timing for the transfer of the foregoing information, and agree to work towards a more frequent or real time electronic transfer of the foregoing information. Time is of the essence in this Agreement.

    7.2 PACKAGING. Each Products that Merchant ships shall contain any gift wrap, gift enclosures, and other promotional and collateral materials which Camdens requests to be included and which Camdens makes available or as is specified on the PRODUCT, PRICING AND SHIPPING SCHEDULE. Merchant shall follow Camdens' instructions and specifications (including the packaging format used in any samples provided by Camdens) when packing the Products. Merchant shall download all gift messages from the Customer from the Camdens Web Site or as otherwise provided by Camdens and include the applicable message in the correct delivery format to the Recipient. Merchant shall not include any promotional materials for Merchant or any third party in any shipment without Camdens' prior approval. Camdens shall have the right, upon five (5) business days prior written notice, and during Merchant's normal business hours, to inspect Merchant's premises to confirm compliance with this Section 7.2. The foregoing right may not be exercised more than once during any six (6) month period.

    7.3 RESPONSIBILITY FOR DISTRIBUTORS. Merchant shall ensure that the Distributors involved in the performance of this Agreement comply with the terms and conditions hereof. Merchant shall be fully responsible for all acts and omissions of such Distributors to the same extent as if they were the acts and omissions of Merchant.

8.  PRICING AND PAYMENT TERMS.

    8.1 PRICE. The amounts charged to Customers for any Product sold by Camdens pursuant to this Agreement shall be equal to or greater than the price (the "PRICE") set forth in the PRODUCT, PRICING AND SHIPPING SCHEDULE for such Products, as amended from time to time in accordance with this Agreement. For each Product sold by Camdens to a Customer, Camdens shall pay to Merchant the applicable Price of the Products, plus the costs for taxes and delivery, less (i) the applicable Margin (as defined in the PRODUCT, PRICING AND SHIPPING SCHEDULE) and (ii) less all applicable refunds in respect of returns. The "MARGIN" shall be calculated as set forth in the PRODUCT, PRICING AND SHIPPING SCHEDULE. Merchant confirms that no charges, fees or

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payments of any kind shall be due from Camdens to Merchant, except for those specified on the PRODUCT, PRICING AND SHIPPING SCHEDULE.

    8.2 MERCHANT OF RECORD. Camdens shall process all payments made by Customers for the Products. If such payment is made by credit or charge card, Camdens shall appear on the Customers' account statement as the merchant of record for the sale and Merchant will bill Camden's for costs as set forth in 8.1.

    8.3 PAYMENTS; STATEMENTS. On the last day of each calendar month (or if the last day is a Saturday or Sunday or other holiday, on the first day of the next month) (each a "PAYMENT DATE"), Camdens shall calculate the total amount due to Merchant pursuant to Section 8.1 above. Such calculation shall be shown on a written statement (each, a "STATEMENT") which shall be sent to Merchant along with the payment. The Statement shall take into account all transactions through the last day of the month immediately preceding the month then ending (e.g., for Products ordered in October, payment to Merchant occurs on the last day of November). Each Statement will also include details of the total number of each Product sold and total number of each Product returned by Recipients or Customers during the month covered by such Statement.

9. TITLE TO PRODUCTS. Title to Product shipped shall pass from Merchant to the Recipient upon Recipient's acceptance of the Product. Products shall be deemed accepted if not rejected by Recipient or Customer and returned to Camdens or Merchant within the time period described in PRODUCT, PRICING AND SHIPPING SCHEDULE attached hereto for returns.

10. PRODUCTS OUT OF STOCK.

    10.1 NOTIFICATION. If Merchant is, or estimates that it will be, out of stock of a Product it shall immediately notify Camdens. In the event that Merchant only discovers that it is out of stock upon a Purchase Order being placed, and cannot fulfill such order within the time specified in Section
7.1 above, then it shall immediately notify Camdens (in any event, no later than by the end of the business day that the Product should have been shipped pursuant to Section 7.1 above). All such notices shall notify Camdens of the backordered status of the Product and an estimate of when the Product will be available. In addition to the foregoing obligations, if Merchant is out of stock of a particular Product ordered by a Customer, Merchant shall have the obligation to replace such Product with another Product of substantially similar quality, vintage, category and price as the replaced Product, but only if the Customer or Recipient accepts such substitute Product.

    10.2 RIGHT TO CANCEL. Camdens, Customer and Recipient shall each have the right to cancel, without charge, any backordered item. This right to cancel shall supersede any return rights specified in PRODUCT, PRICING AND SHIPPING SCHEDULE attached hereto. Camdens shall notify Merchant of any order canceled by any Customer or Recipient before the date of shipment of such order by Merchant or a Distributor. If a Customer or Recipient cancels an order after Merchant or a Distributor ships the applicable Product, the return policy set forth in the PRODUCT, PRICING AND SHIPPING SCHEDULE shall apply.

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11.  RETURNS.

     11.1 RIGHT TO RETURN. Customers and Recipients shall each have the right to return Products pursuant to the return policy set forth in PRODUCT, PRICING AND SHIPPING SCHEDULE attached hereto (the "RETURN POLICY").

     11.2 REFUNDS. Upon return by a Customer or Recipient of a Product, Camdens shall credit to Customer's credit card the full amount of the purchase price (including any taxes paid by Customer but excluding any shipping, handling and restocking charges) received by Camdens. If the Product is returned in accordance with clause (i) of the Return Policy, and Camdens has not yet paid Merchant any amount in respect of its sale, then Camdens shall not pay Merchant anything with respect to such returned Product. If Camdens pays Merchant in error or prior to the return, Camdens shall have the right, at its sole discretion, either to deduct the amount previously paid from the amounts owed to Merchant on the next Payment Date or require that Merchant promptly (but in no event later than fifteen (15) days from receipt of such request) refund such payment to Camdens.

12. TAXES. Merchant and Camdens together shall determine what sales, use, Value Added Tax or other applicable taxes ("TAXES") are due in respect of any sale of a Product to a Customer. Camdens shall collect such Taxes as it deems necessary from the Customers. Camdens shall also collect from Customers and remit to Merchant all Taxes due on sale of Products.

13. TRADEMARK LICENSE. Merchant hereby grants to Camdens a worldwide, royalty-free, non-exclusive right and license to use Merchant's trademarks, service marks, trade names, logos, designs and other designations
(collectively, the "MARKS"), but only in connection with the exercise of Camdens' rights and performance of Camdens' obligations under this Agreement.

14.  REPRESENTATIONS AND WARRANTIES.

     14.1 GENERAL REPRESENTATIONS AND WARRANTIES. Each party hereby represents, warrants and covenants to the other that: (i) such party has the right, power and authority to enter into this Agreement and to fully perform all of its obligations, including, in the case of Merchant, the granting of licenses to the Marks, hereunder; (ii) entering into this Agreement does not and will not violate any agreement or obligation existing between such party and any third party; and (iii) such party has and will maintain with all of its employees and authorized independent contractors written agreements sufficient to enable such party to perform its obligations hereunder with confidentiality terms at least as restrictive as those provided herein.

     14.2 MERCHANT REPRESENTATIONS AND WARRANTIES. Merchant hereby represents, warrants and covenants that:

           (a) it will immediately notify Camdens of any adverse or unexpected results or any actual or potential government action relevant to a Product, or any changes to or discontinuation of any Product;

           (b) it will keep for two (2) years after termination of this Agreement records of all Product shipments and the details of Recipients sufficient to adequately administer a recall

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of any Product or otherwise comply with any legal or contractual requirement, and will fully cooperate in any decision by Merchant or any third party (including any government or court) to recall, retrieve and/or replace any Product;

           (c) it will keep Camdens informed as to any problems encountered with the Products and any resolutions arrived at for those problems;

           (d) none of the Products, Product Materials or the Marks infringe upon or misappropriate any third party's rights in and to any patents, copyrights, trade secrets, trademarks, service marks, design rights, rights of privacy, or any other proprietary rights; Merchant shall also promptly notify Camdens of any such infringement or misappropriation;

           (e) except as expressly permitted in Section 20 below, Merchant shall not, and shall require that the Distributors not, directly solicit or otherwise contact any Customers or Recipients for any reason other than the performance of Merchant's obligations under this Agreement; and

           (f) the Products, when shipped by Merchant, conform to all Merchant Product specifications and warranties, all applicable laws, rules and regulations and to all industry norms and are fit for the particular purpose for which they are sold.

           (g) that (i) the computer systems, digital devices, software, and components of the foregoing ("SYSTEMS") that are used by Merchant in the performance of its obligations hereunder, and that primarily or incidentally process dates, will not produce erroneous results, fail to function, or affect their performance due to erroneous, incomplete, inadequate, imprecise, or ambiguous entry storage, interpretation, retrieval, or reporting of year date data ("YEAR 2000 DEFECTS") and (ii) that Merchant has audited its Systems and the Systems of its suppliers, licensors, Distributors and sub-contractors for Year 2000 Defects, and has determined that all such Systems are free from Year 2000 Defects that could affect Merchant's ability to provide, or the actual provision of, the services and products to be provided by Merchant under this Agreement or that could adversely affect Camdens' Systems.

     14.3 NO OTHER WARRANTIES. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE EXPRESSLY STATED ABOVE.

15.  INDEMNIFICATION.

     15.1 MUTUAL INDEMNITY. Each party (an "INDEMNIFYING PARTY") shall indemnify and hold harmless the other party (the "INDEMNIFIED PARTY") and its employees, directors, agents, successors and assigns from and against all cost, liability, claims loss, damage, expense (including reasonable attorneys' fees) or judgment (collectively, the "LOSSES") resulting from or arising out of any breach of any representation, warranty or covenant made by the Indemnifying Party pursuant to Section 14 above. Merchant shall further indemnify and hold harmless Camdens and its employees, directors, agents, successors and assigns from and against all Losses arising out of any suits, actions and proceedings (each, an "ACTION") for product liability with respect to any Product shipped hereunder. The Indemnifying Party shall settle or defend, at the Indemnifying Party's option, all Actions in connection with the foregoing at the Indemnifying

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Party's sole cost and expense. Notwithstanding the foregoing, the Indemnified
Party may participate in the defense of such Action with counsel retained at its own cost and expense.

     15.2 LIMITATION. The Indemnifying Party will have no obligation with respect to any Action pursuant to Section 15.1 unless: (i) such Indemnifying Party is notified of such Action; (ii) the Indemnified Party allows such Indemnifying Party sole control of the defense and settlement of such Action; and (iii) the Indemnified Party provides such Indemnifying Party with reasonable assistance, at such Indemnifying Party's expense, in connection with such Indemnifying Party's defense and settlement of such action.

16. LIMITATIONS OF LIABILITY. EXCEPT FOR ANY LIABILITY UNDER SECTIONS 15 AND 19 HEREOF, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION WILL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

17. ASSIGNMENT. This Agreement and the rights and/or obligations hereunder are not transferable or assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that either party may assign this Agreement in connection with (i) a sale of all or substantially all of the assets or business of such party or (ii) a corporate reorganization or (iii) a merger.

18.  TERM AND TERMINATION.

     18.1 TERM. This Agreement shall commence upon the Effective Date and shall remain in full force and effect for a period of six (6) months thereafter, unless earlier terminated as set forth in this Section 18. After the original six (6) months, this Agreement shall automatically renew for additional six (6) month periods, unless terminated by Camdens upon forty-five (45) days prior written notice. The original six months and any renewal terms are referred to in this Agreement as the "TERM."

     18.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement upon giving written notice to the other upon the occurrence of any material breach of the other party's representations, warranties, covenants or other agreements contained herein, if the non-breaching party has not cured such breach for a period of thirty (30) days after receipt of a written notice from the non-breaching party with respect to such breach.

     18.3 TERMINATION FOR INSOLVENCY. Either party may terminate this Agreement effective upon written notice to the other party in the event that:
(i) the other party files a petition in or any proceeding relating to insolvency, or permits the appointment of a trustee in bankruptcy, and that petition, proceeding or appointment is not dismissed within ninety (90) days thereafter; or (ii) the other party is voluntarily or involuntarily wound up, liquidated or dissolved.

     18.4 NO LIABILITY. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any

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termination of this Agreement, provided such party complies with the terms of this Agreement, whether or not such party is aware of any such damages, losses or expenses.

     18.5 FULFILLMENT OF PURCHASE ORDER. Notwithstanding any expiration or termination of this Agreement, Merchant shall fulfill any Purchase Order then pending, and Camdens shall pay the applicable amounts due to Merchant.

     18.6 SURVIVAL. In addition to any provisions that survive termination or expiration according to their terms, the following sections of this Agreement shall survive termination or expiration of this Agreement: Sections 5, 7.3, 9, 11, 12, 13, 14, 15, 16, 17, 18.5, 18.6, 18.7, 19, 20 and 21. Upon
any expiration or termination of this Agreement, each party shall return any and all copies of Confidential Information of the other party in their possession or control.

     18.7 REMEDIES. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other applicable remedies shall remain available.

19.  CONFIDENTIALITY.

     19.1 CONFIDENTIALITY. "CONFIDENTIAL INFORMATION" shall mean any technical, business, financial, customer or other information disclosed by one party to the other party pursuant to this Agreement which is marked "Confidential" or "Proprietary," or which, under all of the given circumstances, ought reasonably to be treated as confidential information of the disclosing party. Camdens' Confidential Information specifically includes without limitation the Camdens business plan and business practices, the terms of this Agreement, Margins, payment terms and sales forecasts, volumes and activities and the technology operating the Camdens Web Site and related services. Each party shall: (i) treat as confidential all Confidential Information of the other party; (ii) not use such Confidential Information except as authorized herein or otherwise authorized in writing,
(iii) implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information; (iv) not disclose such Confidential Information to any third party, and (v) only disclose the Confidential Information to those of its employees who have need to know such Confidential Information in order to exercise the rights and fulfill the obligations set forth herein. Without limiting the foregoing, each of the parties shall protect the Confidential Information using at least the same procedures and degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care. These obligations shall apply for the Term and forever thereafter.

    19.2 EXCEPTIONS. Neither party shall have liability to the other with regard to any Confidential Information of the other which: (i) was publicly known and available at the time it was disclosed or becomes publicly known and available through no fault, action or inaction of the receiver; (ii) was known to the receiving party, without restriction, at the time of disclosure as shown by the files of the receiving party in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the receiving party without any use of the Confidential Information; provided, that the receiving party can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development; or (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the

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receiving party shall provide prompt advanced notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure.

20. DATA. All Customer and Recipient information, including but not limited to the name, address, telephone number, email address, credit card information, and purchase history, and all other information relating to the operation of the Camdens Web Site and the visitors to such site, shall be the sole property of Camdens. Merchant may only use Customer and Recipient information in conjunction with the performance of its obligations under this Agreement. Merchant agrees not to use, nor permit any Distributor to use, any Customer or Recipient information to contact Customers or Recipients (for unsolicited mail, promotions or otherwise) unless Camdens has given its express written consent to such contacts. Subject to any and all applicable privacy and other laws, rules, directives and regulations, Camdens may make available the names, addresses and email addresses of those Customers and Recipients who affirmatively indicated to Camdens that they wish to receive promotional materials from Camdens and its merchants. If Camdens so provides such information, Merchant shall use such information solely for sending its own promotional materials, until such time as any such Customer or Recipient requests that it no longer receive such promotional materials from Merchant.

21.  GENERAL.

     21.1 AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the parties.

     21.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of law provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

     21.3 HEADINGS AND CAPTIONS. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

     21.4 NOTICES. For purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties have been set out at the end of this Agreement, and no change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown herein. All notices shall be in writing and may be delivered via email, facsimile, federal express or U.S. Mail-return receipt requested (or any other means agreed to by the parties).

     21.5 ENTIRE AGREEMENT. This Agreement, together with all Schedules and attachments hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written.

     21.6 SEVERABILITY. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

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     21.7  EQUITABLE RELIEF. Merchant acknowledges that any breach of
Sections 19 or 20 hereof may result in irreparable injury to Camdens for which money damages will not adequately compensate. Accordingly, in the event of any such breach, Camdens shall be entitled, in addition to all other rights and remedies that it might have at law or in equity, to seek equitable relief to require specific performance with the terms of this Agreement and/or to enjoin any such continuing breach.

     21.8 DISPUTE RESOLUTION. Disputes arising under this Agreement, which cannot be resolved between the parties shall be submitted to binding arbitration under the rules then prevailing of the American Arbitration Association. Arbitration shall be conducted in New York City, New York. All arbitrations pursuant to this Agreement shall be conducted before a mutually acceptable single arbitrator, except that in the event the amount in controversy exceeds $100,000, the arbitration shall be conducted before three
(3) arbitrators, and the decision of any two of the arbitrators shall be binding. The arbitrators shall be persons having expertise in the area; one arbitrator shall be selected by Camdens, one by Merchant, and a third by the arbitrators selected by the parties. Decision of the arbitrators(s) shall be final and binding and the parties agree to entry of such decision as judgments in courts of appropriate jurisdiction. The English language version of this Agreement shall be the governing version and all arbitration proceedings shall be in the English language.

     21.9 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall create any association, partnership or joint venture between the parties hereto, it being understood and agreed that the parties are independent contractors and neither shall have any authority to bind the other in any way.

     21.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


             (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

The parties have caused this Merchant Agreement to be executed by their duly authorized representatives as of the Effective Date.


CAMDENS GIFTS, INC.                       [LIQUOR.COM]

Address: 75 South Broadway                 Address: 4205 W. Irving Park
         4th Floor                                  Chicago, IL 60641
         White Plains, NY 10061
Phone:   (914) 302-4003                    Phone:   773 427-8620
Fax:     (914) 302-4004                    Fax:     773 427-8628
Email:   Fbeilicke @ camdens.com           Email:   infoeLiquor.com

By: /s/  Christine Beilicke                By:  /s/ Steve Olsher
Name:    Christine Beilicke                Name:    Steve Olsher
Title:   VP of Merchandising               Title:   VP



















                        [COUNTERPART SIGNATURE PAGE
                           TO MERCHANT AGREEMENT]

                  PRODUCT, PRICING AND SHIPPING SCHEDULE

PRODUCTS:   (Alcoholic beverages)

PRICING:    To be included and updated by the agreement of both parties.

"MARGIN" shall be calculated as follows:

            Aggregate Sale Price Per Month                Camdens' Margin
           --------------------------------               ---------------
                 $100,000 or less                          10% of Price

                 $100,000 - 150,000                        12% of Price

                 $150,001 - 200,000                        13% of Price

                 $200,001 or more                          14% of Price

RETURN POLICY:

(i) Merchant shall accept for return any Product that has been returned by a Customer or Recipient to Camdens within sixty (60) from date of the Recipient's receipt thereof, if the return was a result of any actual or alleged damage, defect, error or other deficiency in the Product. Upon receipt of the applicable refund from Merchant for such returned Product, Camdens shall return the Product to Merchant, at Merchant's expense.

(ii) Except as otherwise expressly stated in this Agreement, Camdens shall be responsible for any other returns of any Product from Customer or Recipient hereunder.

SHIPPING:

Merchant shall by itself, or through Distributors, deliver the Products directly to the Recipients by hand delivery or via UPS. Camdens shall collect from Customers and remit to Merchant the following charges for all shipments made which charges shall remain the same regardless of the actual weight of the shipment made to a given Recipient.


                      Number of days                        Charge
                      ----------------                      ------

                     3 business days                        $ 8.99

                     2 business days                         18.99

                     next business day                       23.99

                        CAMDENS COMPETITORS SCHEDULE

BRAVO GIFTS, INC.
------------------

UGIVE.COM
---------

WISH CLICK.COM
--------------

GIFTWORLD.COM
-------------

BIGBOW.COM
----------

Note: This is not possible to provide. We have more than 7,300 affiliates with our LinkShare program.

We will adhere to the preclusion of competitors as set forth by your Schedule.


PLEASE NOTE: LIQUOR BY WIRE'S AFFILIATE PROGRAM, AVAILABLE THROUGH LINKSHARE, DOES NOT PRECLUDE THE COMPETITORS AS SET FORTH ON YOUR SCHEDULE FROM APPLYING FOR, AND BEING APPROVED TO PARTICIPATE IN, THE LIQUOR BY WIRE AFFILIATE PROGRAM, DUE TO AN AUTOMATIC APPROVAL PROCESS. LIQUOR BY WIRE DOES NOT REVIEW SUCH APPLICATIONS AND AS SUCH, CAN NOT PRECLUDE SUCH COMPETITORS FROM APPLYING FOR AND BEING ACCEPTED INTO LIQUOR BY WIRE'S PUBLIC AFFILIATE PROGRAM. LIQUOR BY WIRE, HOWEVER, RESERVES THE RIGHT TO REMOVE ANY SUCH AFFILIATE FROM ITS PROGRAM AS LIQUOR BY WIRE DEEMS FIT. LIQUOR BY WIRE, WILL, WITH ITS BEST EFFORTS, MONITOR SUCH APPLICATIONS AND REMOVE ANY COMPETITOR AS SET FORTH ON YOUR SCHEDULE IN AS AN EXPEDIENT MANNER AS POSSIBLE.

Note: Larger size packages (i.e. Gift Baskets) do not follow the pricing schedule as shown above. Such packages require additional delivery surcharges that will be set forth by Merchant.


Camdens shall not be responsible for reimbursing Merchant for any hand delivery charges in excess of the charges set forth above.


PACKAGING:

All products shipped to recipients shall be shipped with agreed upon gift wrap, gift enclosures, collateral materials and shipping materials.

The parties have caused this product, pricing and shipping schedule to be executed by their duly authorized representatives as of the effective date.


CAMDENS GIFTS, INC.                       (LIQUOR.COM)


By: /s/  Christine Beilicke                By:  /s/ Steve Olsher
Name:    Christine Beilicke                Name:    Steve Olsher
Title:   VP of Merchandising               Title:   VP